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                                                                    Exhibit 3.60

                                     BY-LAWS

                                       OF

                        RENT-A-CAR COMPANY, INCORPORATED

                                    ARTICLE I

                                Name and Location

            A. The name of this corporation shall be RENT-A-CAR COMPANY, INCORPORATED.

            B. Its principal office shall be located in the City of Richmond, Virginia.

                                   ARTICLE II

                                  Capital Stock

            A. Amount of Capital Stock. The authorized capital stock of the corporation shall be as set forth in the Charter of the corporation granted on February 24, 1956, by Virginia State Corporation Commission.

            B. Certificates of Stock. All certificates of stock shall be signed by the President, or in his absence, by a Vice-President and by the Treasurer or Secretary, and shall be sealed with the corporate seal.

            C. Treasury Stock. Treasury Stock shall be held by the corporation subject to disposal by the Board of Directors and shall neither vote nor participate in dividends.

            D. Transfers of Stock. Transfers of stock shall be made only on the books of the corporation, and the old certificate, properly endorsed, shall be surrendered and cancelled before a new certificate is issued.

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            E. Duplicate Certificates. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction, and upon giving satisfactory security by bond or otherwise against loss to the corporation. Any such new certificate shall be plainly marked "duplicate" on its face.

                                   ARTICLE III

                                  Stockholders

            A. Annual Meeting. An annual meeting of the stockholders shall be held on the first Monday in February of each year at the principal office of the corporation in Richmond, Virginia, or elsewhere within the State of Virginia, the first annual meeting to be held on February 4, 1957, provided, however, that whenever such date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At such meeting the stockholders shall elect directors to serve for the ensuing year or until their successor shall be elected and qualified.

            B. Special Meetings. A special meeting of the stockholders may be called at any time by the President or by a majority of the Board of Directors. It shall be the duty of the Directors or the President to call such a meeting whenever so requested by stockholders holding thirty per cent (30%) or more of the entire voting strength of the then outstanding capital stock.

            C. Notices. Notice of the time and place of all annual and special meetings shall be mailed or given otherwise as provided by law by the Secretary to each stockholder ten (10) days before the date thereof, but the presence of a stockholder at any meeting in person or by proxy shall be deemed to waive all requirements as to notice of the meeting.

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            D. Quorum. A quorum at any meeting of the stockholders shall consist of a majority of the issued and outstanding voting stock of the corporation, represented in person or by proxy. If at the time and place of meeting there be present less than quorum, those present may adjourn from time to time until a quorum be secured.

            E. Proxies. Stock may be represented by proxy, and no special form of proxy shall be necessary, but the written authorization of proxy over signature of the stockholder shall be sufficient.

            F. Voting. Each share of stock present at any meeting, either in person or by proxy, and having voting power, shall be entitled to one vote on all matters coming before the meeting.

            G. Presiding Officer. Every meeting of stockholders, whether annual or special, shall be presided over by a chairman elected by the stockholders for that purpose. The Secretary of the corporation shall act as Secretary of every such meeting, or in his absence, a secretary shall be appointed by the chairman of such meeting.

            H. Removal of Directors or Officers. The stockholders shall have power at any meeting of the stockholders to remove any director or officer with or without cause by a vote of the majority in amount of all the outstanding stock of the corporation entitled to vote in said meeting.

                                   ARTICLE IV

                               Board of Directors

            A. Authority. The business and property of the corporation shall be managed by a Board of Directors consisting of not fewer than three (3) nor more than nine (9) directors.

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            B. Quorum. A majority of all of the directors of the corporation shall be necessary to constitute a quorum for the transaction of business at all meetings of the said Board, and a majority of said quorum shall decide any question that may come before said meeting; but less than a quorum may adjourn any meeting from time to time.

            C. Meetings. Regular meetings of the Board of Directors shall be held at the principal office of the corporation in the City of Richmond, Virginia, or at such other place within or without this State as from time to time shall be determined by the said Board and named in the notice of said meeting. Special meetings may be called at the discretion of the President of the corporation, or upon request of a majority of the members of the Board. A regular meeting of the Board of Directors shall be held immediately following the annual election of Directors, for the election of Officers and transaction of such other business as may come before said meeting, of which no notice need be given except as herein contained.

            D. Notice of meetings. Notice of all special meetings and the place, date and hour for holding such meetings, excepting only the regular meeting held immediately following the annual election of directors, for which no notice other than these by-laws is necessary, shall be given to each director by mail, telegraph or telephone, by the Secretary at least forty-eight (48) hours previous to the time fixed for the meeting. All notices of special meetings shall state the purpose thereof.

            E. Vacancies. Any vacancy in said Board, occurring through death or resignation, may be filled for the remainder of the term by the remaining members of the Board.

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            F. Officers Elected by the Board. The Board of Directors shall elect and fix the salaries or compensation of the officers provided for by Section A of ARTICLE V of these by-laws, and shall have the power by majority vote of all of the Directors of the corporation, to remove any incumbent, with or without cause, when in the judgment of the said Board the best interests of the corporation demand such removal; and to fill the vacancy thus created. The Board of Directors shall also have the power to appoint such other officers as may be necessary for the conduct of the business of this corporation, and to employ from time to time such special officers, agents and attorneys as it may deem necessary for the proper conduct of the corporation's business, and to fix their compensation.

            G. The Board of Directors shall have the power by resolution to appoint three (3) of its members as an Executive Committee at any time when there shall be five (5) or more directors of the corporation. This committee between meetings of the Board of Directors shall manage the business of the corporation and have and exercise the powers and authority of the Board of Directors as provided in the preceding section.

                                    ARTICLE V

                            Officers and their Duties

            A. Officers. The officers of the corporation shall consist of a President, a Secretary and a Treasurer, and such other officers as the Board of Directors shall from time to time determine. All officers shall be elected annually by the Board of Directors and shall serve for one (1) year, or until their successors are elected and qualified, unless removed by the Board of Directors as provided in ARTICLE IV, Section F., of these By-laws.

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            At the discretion of the Board of Directors any two (2) or more offices, other than the office of President and Secretary, may be held by the same person. Any officers of the corporation may be required from time to time at the discretion of the Board of Directors to give such bond with such security as the Board of Directors may prescribe.

            B. President. It shall be the duty of the President to preside at all meetings of the Board of Directors at which he is present; to call special meetings of the said Board whenever he may think such meetings necessary, or as requested so to do in accordance with these by-laws; to sign all certificates of stock, contracts, leases, mortgages, deeds, conveyances and other documents of the corporation, all to be countersigned, when required, by the Secretary or the Treasurer, and he shall have the seal of the corporation affixed to such as require this attested by the Secretary. He shall see that all officers of the corporation perform their duties faithfully, and shall have general supervision and direction of the affairs of the corporation. He shall make to the annual meeting of the stockholders of the corporation a report covering the operation of the corporation for the preceding fiscal year, together with such suggestions as he may deem proper.

            C. Vice-President. In the absence or disability of the President, a Vice-President shall perform any or all of the duties of the President.

            D. Secretary. The Secretary shall have the powers granted him under these by-laws, and shall sign and issue all the calls for the stockholders' and directors' meetings when properly authorized; shall

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give notice of such meetings to each stockholder or director as provided above in these by-laws and as required by law; shall have published all notices of the same required by law to be published; shall keep full and accurate minutes of the proceedings of all stockholders' and directors' meetings and shall attest the same after the approval of the presiding officer. He shall have charge of the seal of the corporation and shall sign such instruments as require his signature, and he shall make such reports and perform such other duties as are incident to his office, or may be required of him by the Board of Directors.

            E. Treasurer. The Treasurer shall have the custody of all moneys and securities of the corporation and shall deposit the same in the name and to the credit of the corporation in such depositories as may be designated by the officers of the corporation. He shall keep a full and accurate account of the receipts and disbursements in books belonging to the corporation, and shall disburse the funds of the corporation by check or other warrant to be signed as provided in Section B of ARTICLE V[ILLEGIBLE] of these by-laws, or any amendment thereof. He shall render such reports to the President and Board of Directors as may be required of him and shall perform such other duties as may be incident to his office, or may be required of him by the Board of Directors.

                                   ARTICLE VI

                        Liability and Indemnification of
                             Officers and Directors

            During his term of office and thereafter, no officer or director of this corporation or his estate, personal representatives or heirs, shall be liable to the corporation or to any one claiming under, through or in the right of the corporation by reason of any action taken or omitted by him in good faith in his capacity as such officer

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or director. The foregoing provision shall not exclude other defenses or rights such officer or director may be entitled to as a matter of law or equity.

            If, during his term of office or thereafter, any officer or director of this corporation, or his estate, personal representatives or heirs, shall reasonably incur expenses or liabilities in resisting a claim or litigation, by whomsoever asserted, arising out of or in connection with any action taken or omitted in good faith as such officer or director, the corporation shall indemnify him or them against such expenses or liabilities. For the purposes of this paragraph, (a) the term "expenses or liabilities" shall include, but not be limited to, attorney's fees, court costs, judgments and the costs of reasonable settlements, and (b) the term "reasonable settlements" shall include, but not be limited to, settlements or compromises approved by the Board of Directors or by counsel for the corporation in a written opinion to the President that the settlement or compromise is in the interests of the corporation and falls within these provisions of the by-laws. The foregoing right of indemnification shall not be exclusive of other rights to which such officer or director may be entitled as a matter of law or equity.

            For the purposes of the foregoing provisions of these by-laws, the good faith of an officer or director of this corporation shall not be questioned on the ground that action was taken or omitted by him in reliance upon the correctness of information supplied by other officers or employees in the course of their duties or in reliance upon the advice of counsel for the corporation.

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            The corporation, its directors, officers, employees and agents shall be fully protected in making any determination as to the existence or absence of liability, in making or refusing to make any payment on the basis of such determination, and in taking any other action under these provisions of the by-laws in reliance upon the advice of counsel.

                                   ARTICLE VII

                              Dividends and Finance

            A. Dividends. Dividends shall be declared only from the surplus earnings or profits of the corporation at such time or times as the Board shall direct, and no dividend shall be declared that will impair the capital stock of the corporation.

            B. Deposits and Withdrawals. Checks of the corporation shall be signed by any persons authorized by resolution of the Board so to do, notes, bonds and other instruments may be signed by any officer or officers who have been authorized so to sign by resolution of the Board of Directors.

                                  ARTICLE VIII

                                      SEAL

            The seal of the corporation shall consist of a circular design with the words RENT-A-CAR COMPANY, INCORPORATED, around the top margin thereof; RICHMOND, VA., around the lower margin thereof; and the word, SEAL, in the center thereof, as shown in the impression on the margin hereof, and the same is hereby adopted as the corporate seal of the corporation.

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                                   ARTICLE IX

                                   Amendments

            These by-laws, or any hereafter adopted, may be amended, repealed or altered, in whole or in part, by a majority vote of the entire Board of Directors at any meeting of the Directors, or at any special meeting where such action has been announced in the call and notice for such meeting; provided, however, that amendments to these by-laws may also be made by a vote of the stockholders representing a majority of all of the voting stock issued and outstanding at any annual stockholders' meeting, or at any special stockholders' meeting when the proposed amendments have been set out in the notice for such meeting.